EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended Annual Report on Form 10-K/A of Savoy Energy Corporation (fka Arthur Kaplan Cosmetics, Inc.) for the year ended December 31, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Annual Report on Form 10-K/A of Savoy Energy Corporation (fka Arthur Kaplan Cosmetics, Inc.) for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-K/A for the year ended December 31, 2008, fairly presents in all material respects, the financial condition and results of operations of Savoy Energy Corporation (fka Arthur Kaplan Cosmetics, Inc.).

By:	/s/ Arthur Bergnatolli

Name:	Arthur Bergnatolli

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	January 26, 2010